Exhibit 10.3

February 8, 2010

The Bank of New York Mellon	BlackRock Asset Management International Inc.
1010 Barclay Street, 22-W	400 Howard Street
New York, NY 10286	San Francisco, CA 94105
Attn: ADR Administration	Attn: Product Management Team – Intermediary
Investors and Exchange-Traded Products Department

Re: iShares® COMEX® Gold Trust

Ladies and Gentlemen:

Reference: is hereby made to the Custodian Agreement (the “Agreement”) dated as of January 19, 2005 between The Bank of New York, a New York banking corporation, in its capacity as the trustee of the iShares® COMEX® Gold Trust (the “Trust”) and The Bank of Nova Scotia, a bank organized under the laws of Canada, pursuant to which the latter was appointed custodian for the Trust. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

This letter will evidence our agreement, effective on the date hereof, to modify clause “(iii)” of Section 3(h) of the Agreement so that, as amended, it reads in its entirety as follows:

“(iii) after giving effect to the proposed deposit, the value of all Gold held in the Account would exceed $5 billion.”

Expect as modified hereby, the Agreement shall continue in full force and effect.

This letter shall be governed by, and construed pursuant to, the laws of the State of New York, without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the General Obligations Law.

Kindly indicate your agreement with the foregoing by countersigning a copy of this letter in the space provided below.

Sincerely,

The Bank of Nova Scotia

By:	/S/ RICHARD MASLOBI
Name:	Richard Maslobi
Title:	Managing Director

Accepted and agreed to,

The Bank of New York Mellon, in its capacity as the Trustee of the iShares® COMEX® Gold Trust

By:	/S/ PETER M. KEAVENEY
Name:	Peter M. Keaveney
Title:	Managing Director

The Bank of New York Mellon

BlackRock Asset Management International, Inc.

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Consented to by:

BlackRock Asset Management International Inc., in its capacity as

Sponsor of the iShares ® COMEX® Gold Trust

By:	/S/ JACK GEE
Name:	Jack Gee
Title:	Managing Director